Exhibit 10.1

STOCK OPTION AGREEMENT

FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
OF THE INTERNAL REVENUE CODE
PURSUANT TO THE

EAGLE BANCORP, INC.
2006 STOCK PLAN

STOCK OPTION for a total of _____________ shares of Common Stock, par value $.01 per share, of Eagle Bancorp, Inc. (the “Company”), which Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), is hereby granted to _________________ (the “Optionee”) at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the 2006 Stock Plan (the “Plan”) which was adopted by the Company and which is incorporated by reference herein, receipt of which is hereby acknowledged.

1.             Option Price.         The Option Price is $________ for each share, being 100%/110% of the Market Value, as determined in accordance with the provisions of the Plan, of the Common Stock on the date of grant of this Option.

2.             Exercise of Option. This Option shall be exercisable in accordance with provisions of the Plan as follows:

(i) Schedule of rights to exercise.

Percentage of Total Grant That May Be Exercised

Upon Grant	%

[Upon first anniversary of Grant	%

Upon second anniversary of Grant	%

Upon third anniversary of Grant	%]

(ii) Method of Exercise.  This Option shall be exercisable by a written notice by the Optionee, which shall:

(a)          State the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

(b)         Contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be satisfactory to the Committee;

(c)          Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(d)         Be in writing and delivered in person or by registered or certified mail to the Treasurer of the Company.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, Common Stock, or such combination of cash and Common Stock as the Optionee elects.  The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

(iii) Restrictions on Exercise.  This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.  As a condition to the Optionee’s exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(iv) Acceleration of Vesting. Notwithstanding the above schedule of rights to exercise, this Option shall be immediately and fully exercisable upon the events specified in the Plan..

3.             Withholding.  The Optionee hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.

4.             Non-transferability of Option.  This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution, or pursuant to a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).  The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

5.             Term of Option.  This Option may not be exercised more than _______ years from the date of grant of this Option, as stated below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

6.             No Employment Right. Nothing in this Agreement or the Plan shall be construed as creating any contract of employment or as conferring on Participant any legal or equitable right to continue employment or other service with the Company or any Affiliate, or any level of compensation.

EAGLE BANCORP, INC.
BY: THE 2006 STOCK PLAN COMMITTEE

By:
Name:
Title

Date of Grant

Expiration Date (Subject to earlier termination)

Accepted:

Optionee

INCENTIVE STOCK OPTION EXERCISE FORM

PURSUANT TO THE
EAGLE BANCORP, INC.
2006 STOCK PLAN

Date

Treasurer
Eagle Bancorp, Inc.

Re:                               2006 Stock Plan

Dear Sir:

The undersigned elects to exercise the Incentive Stock Option to _______________ shares, par value $.01, of Common Stock of Eagle Bancorp, Inc. under and pursuant to a Stock Option Agreement dated ______________, 20__.

Delivered herewith is a certified or bank cashier’s or teller’s check and/or shares of Common Stock, valued at the Market Value of the stock on the date of exercise, as set forth below.

$	of cash or check
Shares of Common Stock, valued at $____ per share
$	Total

The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name
Address

Social Security No.

The undersigned hereby submits a check in the amount of $_______ in payment of the withholding taxes payable as a result of such exercise.

Very truly yours,